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                                                                   Exhibit 23.1


                                  CONSENT OF COUNSEL


     Phillips McFall McCaffrey McVay & Murrah, P.C., hereby consents to the filing of its opinion of counsel as an exhibit to the Form S-3 Registration Statement of HORIZON Pharmacies, Inc. ("HORIZON") for the registration of 768,588 shares of HORIZON common stock, par value $.01 per share.


                             /s/ Phillips McFall McCaffrey McVay & Murrah, P.C.

                                 PHILLIPS MCFALL MCCAFFREY MCVAY & MURRAH, P.C.


Oklahoma City, Oklahoma
August 31, 1998